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                                                                       EXHIBIT 4

                              SETTLEMENT AGREEMENT

     This Agreement is among ANTEC Corporation, a Delaware corporation ("ANTEC"), on the one hand; and The ESP Liquidating Trust, a Georgia trust ("ESPT"), and John Lappington, Richard Wunderlich, Cameron Wilson, Eric Berkobin, James Farmer, James Eakes, Blair Schodowski, Mandy Bass, Paul Boland, Greg Cole, Keith Fleming, Roger Darr, and William Marvin, who are all of the beneficiaries of the ESPT (the "Beneficiaries"), on the other hand.

     WHEREAS, pursuant to an Acquisition Agreement made as of January 1, 1994 among the parties hereto (the "Acquisition Agreement"), ANTEC purchased all of the assets, properties and business of Electronic System Products, Inc., a Georgia corporation ("ESP") for consideration including cash, assumption of specified liabilities and an agreement to make future payments based on future profit before taxes of the ESP Business Unit as defined in the Acquisition Agreement (the "Earn-Out"); and

     WHEREAS, Electronic Systems Products, Inc. has been dissolved as of October 26, 1994 and has transferred the rights to the Earn-Out to the ESPT as successor to all of its right, title and interest therein under a trust Agreement dated October 1994. All of the former stockholders of ESP now being all of the beneficiaries of the ESPT.

     WHEREAS, ANTEC is considering various business activities that would affect the ESP Business Unit and the Earn-Out, and the parties hereto have agreed to settle all rights and claims with respect to the Earn-Out and related matters on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. ANTEC Payments. In lieu of any and all further Earn-Out payments under the Acquisition Agreement, ANTEC shall make the following payment and delivery:

    (a) ANTEC shall pay ESPT the sum of $300,000 by wire transfer or bank check on or before August 31, 1995.

    (b) ANTEC shall deliver and issue to ESPT, or the Beneficiaries according to their ownership interest in the ESPT, 500,000 shares of ANTEC Common Stock, par value $.01 per share (the "Stock"), on or before September 30, 1996.

    ESPT and each of the Beneficiaries agrees that it or he/she will not sell, transfer or otherwise dispose of any of the Stock in violation of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. ANTEC agrees that either the sale of the Stock to ESPT will be registered with the Securities and exchange Commission on Form S-3 or S-4 or, upon written request from holders of at least a majority of the Stock on or before September 30, 1996, ANTEC shall use; commercially reasonable efforts to promptly so register on Form S-3 the sale of the Stock (and any other restricted stock of ANTEC they may then hold) by ESPT and/or the Beneficiaries, the costs of preparing and filing such registration statement to be paid by


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    ANTEC. ESPT and the Beneficiaries agree to provide ANTEC with all information regarding themselves and their plan of distribution of the Stock that is necessary for such registration. All brokerage commissions and other expenses of sale shall be borne by ESPT and the Beneficiaries.

2. Release of Claims by ESPT and the Beneficiaries. (i) ESPT, for itself, its trustees, employees, agents, beneficiaries, predecessors, successors, affiliates and assigns and anyone claiming through or under any or all of them, and (ii) each of the Beneficiaries, for himself his heirs, personal representatives, assigns and anyone claiming through or under any and all of them, jointly and severally (collectively, the "Releasing Parties"), do hereby release and forever discharge ANTEC, its officers, shareholders, employees, agents, parents, subsidiaries, predecessors, successors and assigns, and each and every one of them (the "Released Parties") from any and all manner of claims, actions, suits, debts, liabilities, controversies, damages, costs, expenses, obligations and demands, whether known or unknown, in law or in equity, contract, tort or otherwise, which the Releasing Parties might now have or which may hereafter accrue against the Released Parties, or any one or more of them, by reason of any matter, cause or thing whatsoever, in any way arising out of or related to, directly or indirectly, the Earn-Out and the Acquisition Agreement.

3. Assurances. Each party hereto represents and warrants to the other parties that it or he has full power and authority to enter into this Agreement, that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and that this Agreement is a legal, valid and binding obligation of such party, enforceable against it or him in accordance with its terms, and such representations and warranties will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Each of ESPT and each of the Beneficiaries represents and warrants to ANTEC that the Beneficiaries own all of the right, title and any other equity interest in ESPT and that they previously owned all of the Capital Stock of ESP and ESPT has validly succeeded to all of the right, title and interest of ESP and that the Beneficiaries include all of the Trustees of ESPT and former directors of ESP, and the Beneficiaries agree that this Agreement shall constitute the unanimous written consent of the Beneficiaries and Trustees of ESPT to all of the transactions contemplated hereby. Each party hereto agrees to cooperate in effectuating and to execute and deliver in a timely fashion any and all documents necessary or appropriate to effectuate, the purposes of the Agreement.

4. Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Georgia other than its conflict and choice of law provisions, and the obligations and rights and remedies of the parties hereunder shall be determined in accordance with such laws.

5. Counterparts. This Settlement Agreement may be executed in two or more counterparts with the same force and effect as if those signatures appeared on the same original document, and the counterparts shall constitute one instrument.

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6.  Entire Agreement. The parties agree and warrant to each other that no promises or inducements not contained herein have been made and this Agreement constitutes and states the entire agreement between the parties.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the respective dates shown below, and this Agreement shall become binding and effective when signed and delivered by all parties.

                                        ANTEC CORPORATION

                                        By: /s/ Larry Margolis
                                           -----------------------
                                        Larry Margolis
                                        Dated: August __, 1995

                                        ESP LIQUIDATING TRUST

                                        By: /s/ Richard Wunderlich
                                           -----------------------

                                        Richard Wunderlich, Trustee
                                        Dated: August 7, 1995


                                        By: /s/ Cameron Wilson
                                           -----------------------
                                        Cameron Wilson, Trustee
                                        Dated: August 7, 1995

                                        BENEFICIARIES
                                        (all of the former stockholders of ESP)

                                        By: /s/ John Lappington
                                           -----------------------
                                        John Lappington
                                        Dated: August 7, 1995


                                        By: /s/ Richard Wunderlich
                                           -----------------------
                                        Richard Wunderlich
                                        Dated: August 7, 1995

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                                        By: /s/ Cameron Wilson
                                           -----------------------
                                        Cameron Wilson
                                        Dated: August 7, 1995


                                        By: /s/ Eric Berkobin
                                           -----------------------
                                        Eric Berkobin
                                        Dated: August 7, 1995


                                        By: /s/ James Farmer
                                           -----------------------
                                        James Farmer
                                        Dated: August 8, 1995


                                        By: /s/ James Eakes
                                           -----------------------
                                        James Eakes
                                        Dated: August 7, 1995


                                        By: /s/ Blair Schodowski
                                           -----------------------
                                        Blair Schodowski
                                        Dated: August 7, 1995


                                        By: /s/ Mandy Bass
                                           -----------------------
                                        Mandy Bass
                                        Dated: August 7, 1995


                                        By: /s/ Paul Boland
                                           -----------------------
                                        Paul Boland
                                        Dated: August 7, 1995


                                        By: /s/ Greg Cole
                                           -----------------------
                                        Greg Cole
                                        Dated: August 7, 1995


                                        By: /s/ Keith Fleming
                                           -----------------------
                                        Keith Fleming
                                        Dated: August 7, 1995

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                                        By: /s/ Roger Darr
                                           -----------------------
                                        Roger Darr
                                        Dated: August 7, 1995

                                        By: /s/ William Marvin
                                           -----------------------
                                        William Marvin
                                        Dated: August 7, 1995